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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 23, 2005

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                     1-13894                   34-1807383
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                          (203) 401-6450 (Registrant's
                     telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c)).

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Item 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 23, 2005, the authorized senior executive officers of Proliance
International, Inc. (the "Company") determined to commit the Company to closing its copper/brass tube mill operation located in New Haven, Connecticut, as another phase of its previously announced restructuring program. The Company is taking this action in order to lower ongoing costs. The closing activities are expected to be completed during the fourth quarter of 2005 and will result in the Company incurring approximately $100,000 to $200,000 of restructuring costs.
Of these costs, between $50,000 and $125,000 will be associated with relocating inventory and machinery, while between $50,000 and $75,000 of the total cost will be one-time personnel related expenses associated with the elimination of nine full time positions. All of the aforementioned costs will result in future cash expenditures.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      TRANSPRO, INC.

Date:  September 27, 2005                By: /s/ Richard A. Wisot
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                                         Richard A. Wisot
                                         Vice President, Treasurer, Secretary,
                                         and Chief Financial Officer